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                                                                    EXHIBIT 23.3





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Alliance Resource Partners, L.P. on Form S-3 of our report dated March 14, 2002, related to the combined balance sheet of Alliance Resource Management LP, LLC and Alliance Resource LP, LLC and subsidiaries, including Alliance Resource Partners, L.P. as of December 31, 2001, and appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
March 29, 2002